UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2014

FIBROCELL SCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31564	87-0458888
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341

(Address of Principal Executive Office) (Zip Code)

(484) 713-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2014, Fibrocell Science, Inc., a Delaware corporation (the “Company”), issued a press release announcing that it had entered into two Exclusive License Agreements (the “Agreements”) with The Regents of the University of California, a California corporation (“UC”), each dated as of June 13, 2014 and effective as of June 1, 2014.  A copy of such press release is attached as Exhibit 99.1 to this report.

Under the terms of one of the Agreements (the “BMP2 Agreement”), UC granted to the Company an exclusive, sublicensable right and license to use certain patent rights developed in collaboration between UC and the Company relating to the use of human skin cells to produce Bone Morphogenetic Protein (BMP2) for use in osteogenic therapies.  In consideration of the license granted under the BMP2 Agreement, the Company will pay to UC a license issue fee, certain one-time milestone payments, a license maintenance fee, earned royalties on net sales of all licensed products (including sales by sublicensees and affiliates) and a percentage of amounts received from sublicensing activities.  The Company is subject to minimum annual royalty payments to UC beginning after first commercial sale of a licensed product.

Under the terms of the second of the Agreements (the “Genomic Stability Agreement”), UC granted to the Company an exclusive, sublicensable right and license to use certain patent rights developed in collaboration between UC and the Company relating to media that promotes genomic stability in induced pluripotent stem cell cultures for all research and commercialization purposes.  In consideration of the license granted under the Genomic Stability Agreement, the Company will pay to UC a license issue fee, certain one-time milestone payments, a license maintenance fee, earned royalties on net sales of all licensed products (including sales by affiliates) and a percentage of amounts received from sublicensing activities.  The Company is subject to minimum annual royalty payments to UC beginning after first commercial sale of a licensed product.

Each of the Agreements terminates on the earliest of (i) the expiration date or abandonment of the last-to-expire patent or last to-be-abandoned patent application licensed under such Agreement, (ii) at the option of UC, an uncured default by the Company under such Agreement or the failure by the Company to meet certain development and/or commercialization milestones under such Agreement, and (iii) the prior written notice given by the Company.

The foregoing is a summary of the material terms of the Agreements and does not purport to be complete.  You should read the complete Agreements, which shall be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014.  The Company will seek confidential treatment for certain terms of the Agreements at the time of filing such Quarterly Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

99.1	Press Release dated June 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIBROCELL SCIENCE, INC.

By:	/s/ Gregory Weaver
Gregory Weaver Chief Financial Officer

Date: June 19, 2014

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release dated June 17, 2014